Exhibit 99.3

Siebert Financial Corp. to Acquire Weeden Prime Services, LLC

  Acquisition of Weeden Prime will add prime brokerage business line to Siebert as well as expand product offerings to retail customer base
  Weeden Prime will significantly increase Siebert’s revenue and will add substantial assets under management, two branch offices and 25 employees

NEW YORK--(BUSINESS WIRE)--October 1, 2019--Siebert Financial Corp. (NASDAQ:SIEB) (“Siebert”), a provider of financial services, today announced it has entered into a binding agreement to purchase Weeden Prime Services, LLC (“Weeden Prime”), a leading prime brokerage services provider. Upon closing, which is subject to regulatory and customary closing conditions, Weeden Prime will be a wholly-owned subsidiary of Siebert.

Founded in 2009, Weeden Prime is a full-service prime broker focused on providing services to institutional customers in clearing, hedge funds and family offices. Weeden Prime’s platform offers clients a scalable solution for prime brokerage, capital raising solutions, automated separately managed account infrastructure, exceptional client service and access to top-tier custody and clearing partners.

Weeden Prime offers a comprehensive global platform that includes dynamic proprietary risk management and analytics technology (“Armor”), institutional equity, outsourced trading, automated allocation technology and sophisticated portfolio reporting. These tools allow clients to effectively manage their complex trade and allocation needs.

Gloria E. Gebbia, controlling shareholder and board member of Siebert, said, “We are very pleased to reach the agreement to acquire Weeden Prime. The Weeden Prime team has built an excellent platform that offers turnkey solutions to a wide variety of investment managers. The acquisition of Weeden Prime presents a tremendous opportunity to enter into a business line that is complementary to our existing business. In addition to the company’s distinguished operations, Weeden Prime brings a very capable management team with over 25 years of experience. We are very excited to welcome the President of Weeden Prime, Andrew Formato, and his team to the Siebert family.”

Andrew Reich, CFO of Siebert, commented on the transaction saying, “The acquisition of Weeden Prime will significantly contribute to our annual revenue, and the combined strengths of the two organizations will drive future revenue synergies and substantial cost savings. We look forward to capitalizing on the opportunities within Weeden Prime to achieve the next level of growth for our shareholders.”

Andrew Formato said, “We are eager to join the Siebert family and to drive the synergies of the combined entity. We are entering into an exciting era for Siebert and Weeden Prime.”

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

About Siebert Financial Corp.

Siebert Financial Corp. is a holding company that conducts its retail discount brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc., which became a member of the New York Stock Exchange (“NYSE”) in 1967 when Ms. Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms. The company conducts its investment advisory business through its wholly-owned subsidiary, Siebert AdvisorNXT, Inc., a registered investment advisor, and its insurance business through its wholly-owned subsidiary, Park Wilshire Companies Inc., a licensed insurance agency. Siebert’s fourth wholly-owned subsidiary, KCA Technologies, LLC, is a developer of robo-advisory technology. Siebert is headquartered in New York City with 13 offices throughout the continental U.S. Siebert is under common control with StockCross Financial Services, Inc. More information is available at www.siebertnet.com.

About Weeden Prime Services, LLC

Weeden Prime is a technology-powered prime brokerage business focused on providing institutional quality services to hedge funds and family offices. With a focus on capital raising and cutting-edge technology, Weeden Prime has successfully created an ideal platform which clients can leverage in seeking to grow their businesses. Weeden Prime offers a comprehensive global platform that includes dynamic proprietary risk management and analytics technology (“Armor”), institutional equity, outsourced trading, automated allocation technology and sophisticated portfolio reporting. More information is available at www.weedenprime.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q.

The forward-looking statements contained herein speak only as of the date on which the statements were made. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Contacts

Siebert Financial Corp.
120 Wall Street
New York, NY 10005

Investor Relations:
Siebert Financial Corp.
John T. Gebbia
(310) 432-2196